Exhibit 10.2

EXPENSE CAP AND WAIVER AGREEMENT

This EXPENSE CAP AND WAIVER AGREEMENT, dated as of April 19, 2021 (this “Agreement”), by and among Roman DBDR Tech Acquisition Corp., a Delaware corporation (“Parent”), Roman DBDR Tech Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and CompoSecure Holdings, L.L.C., a Delaware limited liability company (the “Company”).

WHEREAS, concurrently with the execution of this Agreement, Parent, the Company, Roman Parent Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), and LLR Equity Partners IV, L.P., a Delaware limited partnership, have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving entity following the Merger and as a direct wholly owned subsidiary of Parent;

WHEREAS, as of the date hereof, the Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 5,789,000 shares of Class B Parent Common Stock (the “Sponsor Shares”);

WHEREAS, upon the Merger Effective Time, the Sponsor Shares will automatically convert into shares of Class A Parent Common Stock on a one-for-one basis, subject to adjustment (all such Sponsor shares of Class A Parent Common Stock and any shares of Class A Parent Common Stock of which ownership of record or the power to vote is hereafter acquired by the Sponsor prior to the termination of this Agreement shall be referred to herein as the “Shares”);

WHEREAS, in order to induce Parent and the Company to enter into the Merger Agreement, the Sponsor is executing and delivering this Agreement to Parent and the Company; and

WHEREAS, capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Sponsor, the Company and Parent hereby agree as follows:

1.  Parent Transaction Expenses. The Sponsor hereby agrees that to the extent the Parent Transaction Expenses exceed $35,000,000 (the “Parent Expense Cap”), then the Sponsor shall, on the Closing Date, in its sole option, either (a) pay any such amount in excess of the Parent Expense Cap (the “Excess Amount”) to Parent in cash, by wire transfer of immediately available funds to the account designated by Parent, or (b) irrevocably forfeit and surrender to Parent (for no consideration) such number of Shares (valued at $10.00 per share) held by the Sponsor that would, in the aggregate, have a value equal to such Excess Amount and such Shares shall thereupon be cancelled by Parent and no longer be outstanding. If Sponsor elects to forfeit Shares, Sponsor shall execute and deliver to Parent a stock power duly endorsed in blank with all required stock transfer tax stamps affixed, together with such other documentation as reasonably requested by Parent, necessary to effect such forfeiture. For the avoidance of doubt, Parent shall, on the Closing Date, pay all Parent Transaction Expenses (including the Excess Amount).

2.  Waiver of Certain Rights. Sponsor, who is the holder of at least a majority of the outstanding shares of Class B Parent Common Stock (the “Class B Shares”), hereby waives on behalf of the holders of all Class B Shares, pursuant to and in compliance with the provisions of the Amended and Restated Certificate of Incorporation of Parent (the “Charter”), any adjustment to the Initial Conversion Ratio (as defined in the Charter) set forth in Section 4.3(b) of the Charter, that may result from the consummation of the Merger and the transactions contemplated by the Merger Agreement and the Ancillary Agreements.

3.  Representations and Warranties of the Sponsor. The Sponsor represents and warrants as of the date hereof to the Company as follows:

(a)               Organization; Due Authorization. The Sponsor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s powers and have been duly authorized by all necessary actions on the part of such Sponsor. This Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b)               Ownership. The Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the Sponsor Shares, and has good title to all of the Sponsor Shares and there exist no Encumbrances or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Sponsor Shares (other than transfer restrictions under the Securities Act)) affecting any Sponsor Shares. The Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Parent or any equity securities convertible into, or which can be exchanged for, equity securities of the Parent.

(c)               No Conflicts. The execution and delivery of this Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon the Sponsor or the Sponsor Shares), in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement. The Sponsor has full right and power to enter into this Agreement.

(d)               Litigation. There are no Legal Proceedings pending against the Sponsor, or to the knowledge of the Sponsor threatened against the Sponsor, before (or, in the case of threatened Legal Proceedings, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement. The Sponsor has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. The Sponsor (i) is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction, (ii) has never been convicted of, or pleaded guilty to, any crime involving fraud, relating to any financial transaction or handling of funds of another person, or pertaining to any dealings in any securities and (iii) is not currently a defendant in any such criminal proceeding.

(e)               Acknowledgment. The Sponsor understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Sponsor’s execution and delivery of this Agreement. The Sponsor has had the opportunity to read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors.

4.  Termination. This Agreement and the obligations of the Sponsor under this Agreement shall automatically terminate upon the earliest of: (a) the Merger Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; and (c) the mutual written agreement of the Company and the Sponsor. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

5.  Miscellaneous.

(a)               The Sponsor covenants and agrees, until the termination of this Agreement in accordance with Section 4, to at all times remain the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the Sponsor Shares, maintain good title to all of the Sponsor Shares and cause not to exist any Encumbrances or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Sponsor Shares (other than transfer restrictions under the Securities Act)) affecting any Sponsor Shares.

(b)               All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to, in the case of Sponsor, the address below, or in the case of Parent or the Company, in accordance with Section 9.2 of the Merger Agreement:

Roman DBDR Tech Sponsor LLC

2877 Paradise Road, #702

Las Vegas, NV 89109

Attention: Dr. Donald Basile; Dixon Doll, Jr.; John Small

Phone: (650) 618-2524

Email: romandbdr.com; romandbdr.com; jcsmall@romandbdr.com

with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Anthony J. McCusker; Jocelyn M. Arel; Gregg L. Katz

Phone: (617) 570-1000

Email: amccusker@goodwinlaw.com; jarel@goodwinlaw.com; gkatz@goodwinlaw.com

(c)               The following sections of the Merger Agreement are hereby incorporated herein by reference, mutatis mutandis: Sections 9.2 (Notices), 9.4 (Computation of Time), 9.5 (Expenses), 9.6 (Governing Law), 9.7 (Assignment; Successors and Assigns; No Third Party Rights), 9.8 (Counterparts), 9.9 (Titles and Headings), 9.10 (Entire Agreement), 9.11 (Severability), 9.12 (Specific Performance), 9.13 (Waiver of Jury Trial) and 9.14 (Failure or Indulgence not Waiver).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ROMAN DBDR TECH ACQUISITION CORP.

/s/ Dr. Donald Basile
Name: Dr. Donald Basile
Title: Co-Chief Executive Officer

ROMAN DBDR TECH SPONSOR LLC

/s/ Dr. Donald Basile
Name: Dr. Donald Basile
Title: Managing Member

COMPOSECURE HOLDINGS, L.L.C.

/s/ Jonathan C. Wilk
Name: Jonathan C. Wilk
Title: Chief Executive Officer

[Signature Page to Expense Cap and Waiver Agreement]

By execution and delivery hereof, the undersigned, being the “Representative” under that certain Underwriting Agreement dated November 5, 2020, among Roman DBDR Tech Acquisition Corp. and the undersigned (the “Underwriting Agreement”), hereby consents to the amendments to the “Insider Letter” (as such term is defined in the Underwriting Agreement) and Underwriting Agreement effected by this Agreement, including pursuant to Sections 3, 7(a) and 7(b) of the “Insider Letter” and pursuant to Sections 5(h) and (w) of the Underwriting Agreement.

B RILEY SECURITIES, INC.

/s/ Andy Moore
Name: Andy Moore
Title: CEO

[Signature Page to Expense Cap and Waiver Agreement]